Exhibit 99.1

2550 North Loop West, Suite 400

Houston, TX 77092

(713) 861-2500

For Immediate Release

Goodman to Announce Fourth Quarter and Full-Year 2006 Financial Results

HOUSTON (Jan. 22, 2007) — Goodman Global, Inc. (NYSE: GGL) today announced it will report its fourth quarter and year-end 2006 financial results on Thursday, March 1, 2007, prior to the opening of trading on the New York Stock Exchange. Copies of the press release will be available on the Company’s Web site, www.goodmanglobal.com.

According to Charles Carroll, president and chief executive officer of Goodman, the Company expects to report year-end 2006 results consistent with its previous guidance, including pro-forma adjusted diluted earnings per share of between $1.07 and $1.11 for the year, or diluted unadjusted earnings per share of between $0.86 and $0.90. (See Non-GAAP Financial Measures for further information.)

Management will host its fourth-quarter 2006 earnings conference call on Thursday, March 1, at 11:00 a.m. Eastern Time. The call may be accessed by telephone or via the Internet. To access the call by telephone, dial 800-510-0146 and use the pass code 78761165. International callers should dial 617-614-3449 and use the same pass code. An Internet link to the call may be found on the Company’s Web site, www.goodmanglobal.com, in the “Management Presentations” section.

Informational exhibits related to the Company’s performance will be available on the Goodman Web site in the “Management Presentations” section, and may be referred to during the conference call. The conference call also may include references to non-GAAP financial measures. A reconciliation of those measures to the most directly comparable GAAP measure will be included with the financial exhibits in the press release or on the Company’s Web site.

A replay of the call will be available starting approximately one hour after the conclusion of the call and continuing until March 15, 2007. The replay may be accessed by dialing 888-286-8010 and using the pass code 70309181. International callers should dial 617-801-6888 and use the same pass code. An Internet link to a replay of the call will also be posted on the Company’s Web site, www.goodmanglobal.com.

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GOODMAN TO ANNOUNCE FOURTH-QUARTER AND FULL-YEAR 2006 FINANCIAL RESULTS

Jan. 22, 2007

Non-GAAP Financial Measures

In addition to reporting financial results that are determined in accordance with GAAP, Goodman also reports certain non-GAAP financial measures, including pro-forma adjusted earnings per share. Management believes these measures enable investors to better understand the Company’s underlying operational and financial performance and facilitate comparison of results between periods by eliminating the effects of non-recurring events that are not part of Goodman’s core operations. These measures should be considered in addition to, not as a substitute for, GAAP measures. Pro-forma adjusted earnings per share includes adjustments of approximately $0.20 per share for the non-recurring costs and expenses related to the Company’s April 6, 2006 IPO, and for Apollo management fees, and approximately $0.01 per share to give effect to the IPO as though it had been completed prior to Jan. 1, 2006

About Goodman

Houston-based Goodman Global, Inc. (NYSE: GGL) is a leading manufacturer of heating, ventilation and air conditioning products for residential and light-commercial use. Goodman’s products are predominantly marketed under the Goodman®, Amana® and Quietflex® brand names, and are sold through company-operated and independent distribution networks with more than 700 total distribution points throughout North America. For more information about Goodman, visit www.goodmanglobal.com.

Amana® is a trademark of Maytag Corporation and is used under license to Goodman Company, L.P. All rights reserved.

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Investor Relations Contact:	Media Relations Contact:
Richard Bajenski	Courtneye Barrett
Vice President, Investor Relations	Manager, Public Relations
(713) 263-5059	(713) 263-5485 or
richard.bajenski@goodmanmfg.com	(832) 419-1697 (mobile)
courtneye.barrett@goodmanmfg.com